Exhibit 10.2(d)

[********] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NORTH CAROLINA	)
	)	THIRD LEASE AMENDMENT
FORSYTH COUNTY	)

This Third Lease Amendment (“Amendment”) is made effective as of the 1st day of January, 2007 (the “Amendment Date”), by and between Wake Forest University Health Sciences, a North Carolina non-profit corporation having its principal office in Winston-Salem, North Carolina (“Landlord”), and Targacept, Inc., a Delaware corporation having its principal office in Winston-Salem, North Carolina (“Tenant”). Unless otherwise defined herein, all of the capitalized terms of this Amendment shall have the same meanings ascribed to them in the Lease effective August 1, 2002, as amended by the First Lease Amendment effective January 1, 2005 (the “First Lease Amendment”) and the Second Lease Amendment effective March 31, 2006 (the “Second Lease Amendment”), which is hereinafter referred to as the “Lease.”

WITNESSETH:

WHEREAS, pursuant to the Lease, Tenant has an option to lease up to 12,338 additional rentable square feet of space on the first floor of the Building (the “First Floor Option Space”); and

WHEREAS, pursuant to the Lease, Tenant also has an option to lease up to 4,387 additional rentable square feet of space on the first floor of the Building (the “PTRP Option Space”); and

WHEREAS, Tenant provided Landlord notice on July 3, 2006, of its exercise of its Option to Lease as to all of the First Floor Option Space and of its exercise of its Option to Lease as to a portion of the PTRP Option Space, all such space (together with some additional space determined in connection with the BOMA Plan referenced below) as further described in this Amendment (the “January 2007 Expansion Space”), Tenant’s lease of the January 2007 Expansion Space to become effective on January 1, 2007 and through the Renewal Term; and

WHEREAS, Tenant in such written notice also exercised its Option to Lease as to the remaining PTRP Option Space, as further described in this Amendment (the “August 2007 Expansion Space” and, together with the January 2007 Expansion Space, the “Expansion Space”), Tenant’s lease of the August 2007 Expansion Space to be effective August 1, 2007 and through the Renewal Term; and

WHEREAS, Landlord is willing to provide an amount to Tenant for certain Tenant improvements to the Expansion Space in consideration of the rents agreed to be paid for such Expansion Space by Tenant as further provided herein; and

WHEREAS, per a BOMA Plan of the first floor prepared in August 2006 by Specialty Operations Solutions (which BOMA Plan is attached hereto as part of Exhibit A-2), the Expansion Space totals 16,924 square feet (which number does not include approximately 6,564 of square feet comprised of building and floor common area and vertical penetrations); and

WHEREAS, Tenant desires to Lease from Landlord and Landlord desires to lease to Tenant the Expansion Space, upon the terms and for the rents as further set forth herein; and

WHEREAS, Tenant has agreed that its execution of this Lease Amendment constitutes written notice of the exercise of its Renewal Option, resulting in a Renewal Term ending July 31, 2012; and

WHEREAS, in connection with Tenant’s exercises of the Options to Lease described herein and Tenant’s exercise of the Renewal Option, Landlord is willing to provide Tenant with the right, but not the obligation, to extend the term of the Lease for a second additional five (5) year term (the “Second Renewal Term”);

NOW, THEREFORE, for and in consideration of the premises, of the rents reserved and to be paid by Tenant to Landlord, and of the additional mutual covenants of the parties, the parties hereby agree to amend the Lease as follows:

1.	The Lease is amended by:

A.	Deleting Exhibit A of the Lease, as amended, and substituting in lieu thereof the attached Exhibit A, describing the Demised Premises.

B.	Deleting Exhibit A-2 (“One Technology Place First Level Floor Plan”) and substituting in lieu thereof the attached Exhibit A-2, which reflects modifications to the first and second pages only. In particular, the new first page of such Exhibit shows the allocation of additional pro rata parking spaces based upon the additional occupancy by Tenant upon execution of this Amendment.

C.	Revising the caption of paragraph 2 of the Lease to read: “INITIAL TERM, OPTIONS TO RENEW, RIGHT OF FIRST REFUSAL ON ADDITIONAL SPACE.”

D.	Deleting paragraph 2.2 of the Lease and substituting in lieu thereof the following paragraph 2.2:

“2.2    Renewal Rights. So long as Tenant is not in default under this Lease, Tenant has the right, but not the obligation, to extend the term of this Lease (a “Renewal Option”) under the same terms and conditions for an additional five (5) year term (the “Renewal Term”) and, if the Renewal Option for the Renewal Term is exercised, for a second additional five (5) year term (the “Second Renewal Term”). Tenant must exercise its right for (i) the Renewal Term by written notice to Landlord given on or before the date that is one hundred eighty (180) days prior to the expiration of the Initial Term and (ii) the Second Renewal Term by written notice to Landlord given on or before the date that is one hundred eighty (180) days prior to the expiration of the Renewal Term. If Tenant does not exercise its right to extend in a timely manner, Tenant will have irretrievably lost its right to extend the term of this Lease. Rental payments applicable for the Renewal Term or the Second Renewal Term, in each case if exercised, shall be as set forth in paragraphs 3.1 and 3.2. Any extension of this Lease beyond the Second Renewal Term (if exercised) shall be upon the terms and conditions mutually agreed upon by Landlord and Tenant, and unless such agreement is reached, this Lease shall expire.”

E.	Deleting paragraph 2.4 of the Lease and its subparagraphs and Exhibit C, and substituting in lieu thereof the following.

“2.4 Except as otherwise provided in this subparagraph, Tenant shall have the unilateral right to terminate this Lease (“Termination Right”) at any time after July 31, 2010 and upon payment as required by paragraph 6.2.2 of the Lease. In order to exercise the Termination Right, Tenant shall provide Landlord with not less than one hundred eighty (180) days prior written notice. Provided, however, Tenant shall have waived its Termination Right in each of the following circumstance and for the period stated upon Tenant’s request pursuant to paragraph 6.1 to require Landlord to provide Tenant an allowance for redecorating or for upfitting of the Demised Premises, and continuing for the remainder of the Renewal Term.”

F.	Deleting the table appearing in paragraph 3.1 of the Lease and substituting in lieu thereof the following table and accompanying notes:

“3.1 Tenant will pay annual rental pursuant to the following schedule (“rsf” indicates “rentable square foot”):

Initial Term

Demised Premises
Effective Date	3rd & 4th Floors (40,432 rsf)	1,000 rsf 1st Floor	13,955 rsf 1st Floor (includes 1,000 rsf)
Commencement Date 8/1/02	$36.00/rsf	--	--
Amendment Date 1/1/05-12/31/06	$36.00/rsf	$15.00/rsf	--
1/1/07-7/31/07	$36.00/rsf	--	$[********]/rsf Base ($[********]/month)
1/1/07-7/31/07	$36.00/rsf	--	$[********]/rsf Upfit Amortized (a total of $[********]for the 7-month period)

Renewal Term

ONE TECH SPACE TERM	SF	RENT	COMMENTS	TOTAL ANNUAL (per month)
1st Floor:
8/1/07-7/31/12	13,955	$[********]/rsf Base		$[********] ($[********]/mo)
8/1/07-7/31/12	13,955	$[********]/rsf Upfit Amortized	Upfit costs of $2.5 million @ [********]	$[********]

SUBTOTAL				$[********]

3rd and 4th Floor: 8/1/07-7/31/12	40,432	$[********]/rsf	Current rate is $36.00/sf to 7/31/07	$[********] ($[********])
1st Floor: 8/1/07-7/31/12	2,969	$[********]/rsf		$[********] ($[********])
SUBTOTAL				$[********]

TOTAL:				$[********]

Second Floor*	20,669	[********]/rsf		$[********] ($[********])

*	if corresponding Option to Lease is exercised by Tenant

Second Renewal Term

The annual rent per rentable square foot for all of the space leased during the Second Renewal Term, if any, shall be equal to the then-existing market rate for similar space in the Piedmont Triad in North Carolina, as mutually determined in good faith by Landlord and Tenant. Unless Tenant does not have an interest in extending the term of the Lease for the Second Renewal Term, Landlord and Tenant shall exercise the requisite diligence to ensure that they mutually determine the annual rent per rentable square foot applicable to the Second Renewal Term, in writing, on or before July 31, 2011.

The annual rent payable during the Initial Term, the Renewal Term, and, if applicable, the Second Renewal Term (herein collectively “Rent”) is payable in equal monthly installments in advance on the first day of each calendar month of each calendar year during the Initial Term, the Renewal Term, and, if applicable, the Second Renewal Term, prorated for any partial month. Any increases or decreases in the amount of square footage leased during a month will be adjusted in the subsequent monthly payment. Rent payments shall be payable to “Wake Forest University Health Sciences” and sent to Landlord in care of Controller’s Office, Attention: Doug Edgeton, Medical Center Boulevard, Winston-Salem, NC 27157.

G.

•	deleting each reference to “Renewal Term” in paragraph 2.3.3 and replacing it with a reference to “Renewal Term and, if applicable, Second Renewal Term”;

•	deleting “During the Initial Term and the Renewal Term” from paragraph 3.2.1 and replacing it with “During the Initial Term and, if any, the Renewal Term and the Second Renewal Term”;

•	deleting “During the Initial Term and the Renewal Term” from paragraph 3.2.2.1 and replacing it with “During the Initial Term and, if any, the Renewal Term and the Second Renewal Term”;

•	deleting “any Renewal Term” from paragraph 18.1 and replacing it with “, if any, the Renewal Term and the Second Renewal Term”;

•	deleting “Renewal Term (as applicable)” from paragraph 19 and replacing it with “Renewal Term or Second Renewal Term (as applicable)”;

•	deleting “a Renewal Term” from paragraph 33 and replacing it with “the Renewal Term or Second Renewal Term”; and

•	deleting “any Renewal Term” from paragraph 38 and replacing it with “, if any, Renewal Term or Second Renewal Term.”

H.	Adding the following sentence to the end of paragraph 6.1: “In addition to, and not in substitution for, the allowance provided pursuant to the preceding sentence, at any time during 2014, Landlord shall provide Tenant, upon Tenant’s request, an allowance of [********] ($[********]) per rentable square foot of the Demised Premises located on the first floor of the Building for use by Tenant in the redecoration of such first floor Demised Premises.”

I.	Deleting “the Amendment Date” from paragraph 6.2 of the Lease and replacing it with “January 1, 2005” and then adding the following subparagraphs 6.2.1 and 6.2.2:

6.2.1 Landlord has agreed to pay directly to third parties designated by Tenant, or alternatively at Tenant’s discretion to reimburse Tenant, amounts incurred in connection with the upfitting and improvement of the Expansion Space (the “2007 Upfitting Funding”); provided that the 2007 Upfitting Funding shall be equal to two million, five hundred thousand dollars ($2,500,000) in the aggregate.

6.2.2 Landlord’s recovery of the 2007 Upfitting Funding is reflected in the rental rate for the January 2007 Expansion Space over a period of eighty-four (84) months. The parties acknowledge that the remaining Lease Term (inclusive of the Renewal Term) extends for sixty-seven (67) months; therefore, if the lease is terminated prior to the expiration of the Renewal Term, Tenant agrees to pay to Landlord, in addition to any other amounts which may be due Landlord, that portion of the 2007 Upfitting Funding which is unpaid as of the date of such termination. If the Lease terminates upon expiration of the Renewal Term, the amount payable to Landlord will be $[********], provided that all installments of Rent have been timely paid. Landlord has previously provided to Tenant a schedule depicting the amortization of the 2007 Upfitting Funding.

3.	The sum of $7,402.80 (three (3) months times $2,467.60, the monthly amount (when amortized over twelve (12) months) of the $29,611.20 additional space hold fee) shall be applied as a credit against the first Rent due for the First Floor Option Space.

4.	Landlord affirms and acknowledges its obligations pursuant to paragraphs 6.3 and 6.4 of the Lease.

5.	Landlord shall pay directly to third parties designated by Tenant, or alternatively at Tenant’s discretion shall reimburse Tenant, within fifteen (15) days following the date of each invoice provided by Tenant to Landlord therefor from time to time after the date hereof, the 2007 Upfitting Funding (as defined in the Lease); provided that Landlord’s obligation under this paragraph 5 shall be equal to two million, five hundred thousand dollars ($2,500,000) in the aggregate.

6.	Except as amended herein, all of the terms and conditions of the Lease remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed, pursuant to authority duly granted, effective as of the Amendment Date set forth above.

LANDLORD:		TENANT:

Wake Forest University Health Sciences		Targacept, Inc.

By:	/s/ Richard H. Dean	By:	/s/ J. Donald deBethizy
	Richard H. Dean, M.D.		J. Donald deBethizy
	President		President

Date: 1-18-07		Date: January 22, 2007

Exhibit A

Demised Premises

The Demised Premises consist of the following:

•

As of the Commencement Date, all of the third and fourth floors, consisting of 40,432 rentable square feet, including within the meaning of “Premises” or “Demised Premises” the entire fourth floor of the Building, to be utilized as Tenant’s laboratory facilities, encompassing 20,216 rentable square feet, and 20,216 rentable square feet of general office space on the third floor;

•	As of January 1, 2005, an additional 1,000 rentable square feet on the first floor of the Building, to be utilized as “Tenant’s Storage Space”;

•

As of January 1, 2007, additional space located on the first floor of the Building, consisting of 13,955 rentable square feet (inclusive of the 1,000 rentable square feet described above), as depicted on the attached First Level Floor Plan attached hereto as a part of Exhibit A-2:

Rentable square footage*	Designation on Exhibit A-2 First Floor Plan	Color of Designated Space on Plan
6,555	Lab-1	blue
2,293	Office-1	purple
3,171	Office-2	olive
1,936	Office-5	yellow

; and

•

As of August 1, 2007, further additional space located on the first floor of the Building, consisting of 2,969 rentable square feet, as depicted on the attached First Level Floor Plan attached hereto as a part of Exhibit A-2:

Rentable square footage	Designation on Exhibit A-2 First Floor Plan	Color of Designated Space on Plan
741	Office-3	beige
2,228	Office-4	salmon

; in each case together with rights of use of and subject to the rights of others in and to the Common Areas of the Building. Diagrams of the Demised Premises and Common Areas are as shown on the attached Exhibit A-2 (5 pages).

Exhibit A-2

(5 pages)

[GRAPHIC OF FLOOR PLANS]